FOR IMMEDIATE RELEASE	Contact: Paul W. Wenger
Phone: 717-733-4181
Email: pwenger@epnb.com

JUDITH A. WEAVER JOINS ENB BOARD OF DIRECTORS

(March 1, 2012) -- Ephrata, PA – On February 29, 2012, Judith A. Weaver joined the Board of Directors of ENB Financial Corp and its subsidiary, Ephrata National Bank. Judith will replace Bonnie R. Sharp, who has served ENB as a director for nearly ten years. Bonnie has decided not to seek reelection to the ENB Board of Directors when her term ends on May 15, 2012, to devote more time to her family and business. Bonnie is Co-owner of Sharp Shopper, Inc., and Sharp Properties, LP, both headquartered in Ephrata.

Judith is a 1976 graduate of Lancaster Mennonite High School. Upon graduation, she joined the family business, Earl R. Martin, Inc., and in 1998 was instrumental in the opening of Martin’s Trailside Express, Inc. Judith is currently the Owner and President of Martin’s Trailside Express, Inc., and of Martin Services Group, Inc., a reseller of bulk petroleum products, both located in East Earl. Judith and her husband, Gerald, reside in East Earl and are the parents of three adult children. She is a member of the Board of Directors at Garden Spot Village, New Holland, and is an active member of Christian Fellowship Church, New Holland.

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